    UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 21, 2021

Drone Guarder, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	File Number: 000-55766	39-2079422
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 N BUFFALO DR STE 210, LAS VEGAS, NV, 89128, USA
(Address of principal executive offices) (Zip Code)

(213) 985-5812
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001	DRNG	OTCMKTS

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 21, 2021 Frank I Igwealor resigned as a member of the Board of Directors (the "Board") of Drone Guarder, Inc. (the "Company"), effective as of the date of such resignation. Mr. Igwealor also resigned as Chairman of the Board and Chief Executive Officer of the Company effective as of such date. Mr. Igwealor's resignation was not the result of any dispute or disagreement with the Company or the Company's Board of Directors on any matter relating to the operations, policies or practices of the Company.

James Kennar has been appointed the President for the Company effective October 21, 2021. Mr. Kennar has also been elected as a member of the Board of Directors (the "Board"), Chairman of the Board and Chief Executive Officer of the Company effective October 21, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Drone Guarder, Inc.

Dated:	October 22, 2021 By:	/s/ James Kennar
James Kennar
Chairman, President and CEO